UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2007

PRESSTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

55 Executive Drive
Hudson, New Hampshire	03051-4903

(Address of Principal Executive Offices)	(Zip Code)

(603) 595-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2007, the Compensation Committee of the Board of Directors of Presstek granted 100,000 ten year non-qualified stock options to purchase Presstek common stock to John W. Dreyer, Chairman of the Board of Directors as part of his compensation for 2007. The options have an exercise price of $6.29 per share, which was the price of Common Stock at the close of the trading on February 26, 2007, as reported on the NASDAQ National Market. The Options will vest in full on the first anniversary of their grant. The Options were granted pursuant to the terms of Presstek’s 2003 Stock Option and Incentive Plan.  In addition, the Compensation Committee granted to Mr. Dreyer a lump sum payment of $175,000 (one hundred and seventy five thousand dollars) as a bonus for his contributions to the Company in 2006.

On March 2, 2007, the Compensation and Stock Option Committee of the Board of Directors of Presstek, Inc. (“Presstek”) granted bonuses to the executive officers listed below in the amounts as follows:

Name	Title
William C. Keller	Executive Vice President, Operations	$10,000

Quentin C. Baum	Managing Director, Presstek, Europe	$25,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
Date: March 13, 2007	/s/ Edward J. Marino
Edward J. Marino President and Chief Executive Officer